Exhibit 99.1
Triumph Bancorp Announces Closing of $70 million of Fixed-to-Floating Rate Subordinated Notes
DALLAS – August 26, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) (“Triumph” or the “Company”) announced today the completion of a private placement of $70 million in aggregate principal amount of its Fixed-to-Floating Rate Subordinated Notes due September 1, 2031 (the “Notes”) to certain institutional accredited investors and qualified institutional buyers.
The Notes will initially bear interest at 3.50% per annum, payable semi-annually in arrears, to, but excluding, September 1, 2026 or earlier redemption date. From September 1, 2026 to the stated maturity date or earlier redemption date, interest will be payable quarterly in arrears at an annual floating rate equal to the then-current benchmark rate, which initially will be the three-month Secured Overnight Financing Rate (SOFR), plus 286 basis points. The Notes are redeemable by the Company, in whole or in part, on or after September 1, 2026 on any interest payment date, and at any time upon the occurrence of certain events, in each case subject to certain conditions. The Notes are intended to be treated as Tier 2 capital of the Company for regulatory capital purposes. The Company intends to use the net proceeds from this offering to redeem all of its $50 million of 6.50% Fixed-to-Floating Rate Subordinated Notes due 2026 and for general corporate purposes. In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with each of the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.
Piper Sandler & Co. acted as lead placement agent and Raymond James & Associates, Inc. served as co-placement agent for the Notes offering. Wachtell, Lipton, Rosen and Katz served as legal counsel to the Company and Norton Rose Fulbright US LLP served as legal counsel to the placement agents.
The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of those securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.
About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of banking, payments, and factoring services products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph's expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021. Forward-looking statements speak only as of the date made, and Triumph undertakes no duty to update the information.
Source: Triumph Bancorp, Inc.

###

Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936
Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930